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                               REQUEST FOR WAIVER

                   CAREY DIVERSIFIED LLC DIVIDEND REINVESTMENT
                             AND SHARE PURCHASE PLAN

This form is to be used by Participants in the Carey Diversified LLC ("Carey Diversified") Dividend Reinvestment and Share Purchase Plan (the "Plan") who are requesting authorization from Carey Diversified to make an optional cash investment under the Plan in excess of the $25,000 monthly maximum.

A new form must be completed each month the Participant wishes to make an optional cash investment in excess of the $25,000 monthly maximum. This form will not be accepted by Carey Diversified unless it is completed in its entirety.

The Participant submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date of this form; (b) the Participant has received a current copy of the Prospectus relating to the Plan (the "Prospectus") and (c) the Participant must submit a copy of this Request for Waiver (approved by Carey Diversified) to Mellon Bank, N.A. at the same time an Authorization Form and the optional cash investment are submitted by the Participant.

For information regarding the discount (if any) and threshold price (if any) that may be applicable to optional cash investments made pursuant to an approved
Request for Waiver, please call (212)             within five (5) business days
before the applicable Optional Cash Payment Due Date. THIS FORM SHOULD THEN BE COMPLETED AND RETURNED (VIA FACSIMILE) TO CAREY DIVERSIFIED LLC, ATTENTION:
CHIEF FINANCIAL OFFICER, FAX NUMBER (212) 977-3022, by 10:00 a.m. Eastern Time no later than two (2) business days prior to the Optional Cash Payment Due Date for the applicable Investment Date. If approved by the Company, the approved copy of this form must be returned with full payment on the Optional Cash Payment Due Date. See the Prospectus for further information.

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Date                                Optional Cash Investment Amount Requested



Participant's Signature             Social Security of Tax I.D. Number



Participant's Signature             Street Address


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Print Name as it Appears on Share      City           State           Zip
Certificate (or name of Beneficial
Owner)



Print Name as it Appears on Share
Certificate (or Phone Number,
Account Number and Location of
Shares Held by Beneficial Owner)


Method of Payment:      Check        Money Order       Other* (Specify)

*Payment by other than Check or Money Order requires approval of Carey
Diversified

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                        APPROVED BY CAREY DIVERSIFIED LLC


                                                By:
Optional Cash Investment Account Approved

Method of Payment Approved:                     Name:

Threshold Price, if any:                        Title:

Applicable Waiver Discount:                     Date:

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This Request for Waiver may be withdrawn by the Participant in accordance with the terms of the Plan.


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